Exhibit 99.4

                                                                EXECUTION COPY



J.P. MORGAN SECURITIES INC.                   CITIGROUP GLOBAL MARKETS INC.
270 Park Avenue                               390 Greenwich Street
New York, New York 10017                      New York, New York 10013

JPMORGAN CHASE BANK                           CITICORP NORTH AMERICA, INC.
270 Park Avenue                               390 Greenwich Street
New York, New York 10017                      New York, New York 10013


                                                            July 22, 2004



                $175,000,000 Senior Secured Revolving Facility
                      $220,000,000 Senior Bridge Facility
                       $150,000,000 New Fixed Rate Notes
                     $305,000,000 New Floating Rate Notes
                        $170,000,000 New Discount Notes


                               Commitment Letter


Marquee Holdings Inc.
Marquee Inc.
920 Main Street
Kansas City, MO  64105

Ladies and Gentlemen:

         J.P. Morgan Partners, LLC (together with its affiliates, "JPMP") and Apollo Management, L.P. (together with its affiliates, "Apollo", and together with JPMP, the "Sponsors") have advised J.P. Morgan Securities Inc. ("JPMorgan"), JPMorgan Chase Bank ("JPMorgan Chase Bank"), Citigroup Global Markets Inc. ("CGMI") and Citicorp North America, Inc. ("CNAI"; and together with JPMorgan, JPMorgan Chase Bank and CGMI, the "Commitment Parties") that Marquee Holdings Inc. ("Holdings") and its wholly-owned subsidiary Marquee Inc. ("MergerCo"), which are newly formed corporations organized by the Sponsors, intend to enter into a merger agreement (the "Transaction Agreement") with a company identified to us as Aries Inc. (the "Borrower") in connection with which (i) JPMP and Apollo will contribute $785,400,000 in cash to Holdings in exchange for shares of Holdings, (ii) 100% of the issued and outstanding capital stock of Holdings will be owned by the Sponsors, (iii) MergerCo will merge (the "Merger") with and into the Borrower and (iv) the existing shareholders of the Borrower other than Holdings will receive cash in exchange for their shares in the Borrower and the Borrower will become a wholly-owned subsidiary of Holdings (the Merger and the other transactions described in clauses (i) through (iv) above, the "Transaction"). The "Closing Date" shall be the date of consummation of the Transaction. The sources and uses of funding for the Transaction are described in the Sources and Uses Table (the "Table") attached hereto as Schedule I.

         You have also advised us that you propose to finance the Transaction and the related fees and expenses (and in the case of clause (b) below, the ongoing working capital and general corporate needs of the Borrower) from the following sources: (a) $785,400,000 in cash from JPMP and Apollo being contributed to Holdings in exchange for common equity of Holdings (or other equity of Holdings on terms to be agreed upon by you and us), which cash may be reduced by an aggregate amount up to the sum (without duplication) of (x) the amount by which the legal, advisory and financing fees and expenses are less than the amount contemplated in the Table and (y) the amount of available cash and cash equivalents on the books of the Borrower on the Closing Date which is in excess of the amount thereof anticipated for September 30, 2004 as of the date hereof, but solely to the extent such amount set forth in this clause (y) does not exceed $30,000,000, (b) a $175,000,000 senior secured revolving credit facility (the "Revolving Facility") of the Borrower, on the same terms as the Borrower's existing credit agreement (except as specified in this Commitment Letter), not more than $20,000,000 of which is expected to be used to finance the Transaction, (c) $150,000,000 in cash proceeds from the issuance by the Borrower (or, if issued pursuant to an Escrow Funding (as defined below), initially, MergerCo) of senior unsecured fixed rate notes (the "New Fixed Rate Notes") in a public offering, Rule 144A private placement or other private placement, (d) $305,000,000 in cash proceeds from the issuance by the Borrower (or, if issued pursuant to an Escrow Funding (as defined below), initially, MergerCo) of senior unsecured floating rate notes (the "New Floating Rate Notes") in a public offering, Rule 144A private placement or other private placement, (e) $170,000,000 in cash proceeds from the issuance by Holdings of senior discount notes (the "New Discount Notes"; collectively with the New Fixed Rate Notes and the New Floating Rate Notes, the "New Notes") in a public offering, Rule 144A private placement or other private placement (which may be pursuant to an Escrow Funding), and (f) $220,000,000 in cash proceeds, which will not be used to finance the Transaction but will be available to fund any potential put or other repurchase of the Borrower's Senior Subordinated Notes due 2011 (the "2011 Notes") as a result of the Transaction, from either (i) the issuance by the Borrower of senior unsecured notes (the "Senior Notes"; together with the New Fixed Rate Notes, the New Floating Rate Notes and the New Discount Notes, the "Notes") in a public offering, Rule 144A private placement or other private placement or (ii) in the event the Borrower is unable to issue the full amount of the Senior Notes at or prior to the time they will be required to be funded, a senior unsecured senior bridge facility (the "Senior Bridge Facility"; together with the Revolving Facility, the "Credit Facilities"), which you have requested us to arrange and provide as interim financing to the Senior Notes. You have advised us that the issuance of the New Notes may be consummated prior to the closing of the Transaction and the proceeds thereof placed in escrow, together with an amount sufficient to pay all interest during the relevant escrow period (to be provided through a letter of credit with terms and conditions reasonably satisfactory to JPMorgan and CGMI), until the consummation of the Transaction (any such advance issuance of Notes, an "Escrow Funding"), in which case the New Fixed Rate Notes and the New Floating Rate Notes would originally be issued by MergerCo and become obligations of the Borrower upon consummation of the Transaction.

         JPMorgan is pleased to advise you that it is willing to act as a joint lead arranger and joint bookrunner for the Senior Bridge Facility, and JPMorgan Chase Bank is pleased to advise you of its commitment to provide (or to cause its affiliate to provide) 50% of the Senior Bridge Facility. CGMI is pleased to advise you that it is willing to act as a joint lead arranger and joint bookrunner for the Senior Bridge Facility, and CNAI is pleased to advise you of its commitment to provide (or to cause its affiliate to provide) 50% of the Senior Bridge Facility. This Commitment Letter and the Summary of Terms and Conditions attached as Exhibit A hereto (the "Senior Bridge Facility Term Sheet") set forth the principal terms and conditions on and subject to which JPMorgan Chase Bank and CNAI (the "Initial Lenders") are willing to make available the Senior Bridge Facility. JPMorgan Chase Bank is also pleased to advise you of its commitment to provide (or to cause its affiliate to provide) 50% of the Revolving Facility or alternatively, at your option and in lieu thereof, a commitment of up to $40,000,000 (but in any event no greater than the commitment of the lead arranger and administrative agent thereunder) under an amendment and restatement of the Borrower's existing revolving credit facility. CNAI is also pleased to advise you of its commitment to provide (or to cause its affiliate to provide) 50% of the Revolving Facility or alternatively, at your option and in lieu thereof its commitment to continue its existing commitment under such an amendment and restatement of the Borrower's existing revolving credit facility (such commitment, together with the commitment of JPMorgan Chase Bank set forth in the preceding sentence, the "Revolving Commitment"). The Revolving Facility, or alternatively, the amendment and restatement of the Borrower's existing revolving credit facility, will be on the same terms (including definitions) as the Borrower's existing revolving credit facility, except (i) there will be a pledge of the capital stock of the Borrower by Holdings and each of Holdings and the Borrower's direct and indirect wholly-owned restricted domestic subsidiaries shall provide guarantees, (ii) the financial covenants will be revised to provide for a minimum Cash Interest Coverage Ratio (as defined in the Borrower's existing revolving credit facility except that Transaction expenses shall be excluded) of the Borrower of 1.75x, a maximum Senior Leverage Ratio (as defined in the Borrower's existing revolving credit facility except that Transaction expenses shall be excluded) of the Borrower of 3.50x and a maximum Total Leverage Ratio (as defined in the Borrower's existing revolving credit facility except that Transaction expenses shall be excluded and appropriate modifications shall be made to include Holdings) of Holdings of 5.75x (with step-downs to be agreed upon), (iii) the restricted payments provision will be substantially identical to the provision contained in Borrower's 2014 Notes,
(iv) assignments and participations shall not be permitted under the Revolving Facility with respect to Disqualified Lenders (as defined below), (v) if an amendment or waiver would be available to the Borrower under the applicable voting provisions for the Revolving Facility but for one or more lenders voting to the contrary, the Borrower shall have the right to identify one or more new lenders to replace the dissenting lenders and the dissenting lenders shall sell their loans and/or participations to the new lenders at par, (vi) the credit documents for the Revolving Facility (the "Revolving Credit Documentation") will contain such other changes as are necessary or customary to reflect the privately-owned nature of the Borrower after the Closing Date and to reflect the consummation of the Transaction and the financings contemplated herein and (vii) the Revolving Credit Documentation shall contain such other changes as are agreed. Titles for JPMorgan and/or JPMorgan Chase Bank and CGMI and/or CNAI under the Revolving Facility will be determined based on the commitment level of JPMorgan Chase Bank and CNAI, respectively, relative to the other lenders and will be agreed between us and you.

         It is agreed that JPMorgan and CGMI will act as joint lead arrangers and joint bookrunners in respect of the Senior Bridge Facility (in such capacities, the "Lead Arrangers") and that CNAI will act as the sole administrative agent in respect of the Senior Bridge Facility; provided that there shall be no more than two joint bookrunners in respect of the Senior Bridge Facility and provided further that that you acknowledge and agree that the commitments of JPMorgan Chase Bank and CNAI to provide the specified amounts of the Credit Facilities may be assumed by an affiliated bank or affiliated non-bank entity. You agree that, as a condition to the commitments and agreements hereunder, no other agents, co-agents or arrangers will be appointed, no other titles will be awarded and no compensation (other than that expressly contemplated by the Senior Bridge Facility Term Sheet and the Fee Letter referred to below) will be paid in connection with the Senior Bridge Facility unless you and we shall so agree.

         We intend to syndicate the Senior Bridge Facility to a group of lenders (together with the Initial Lenders, the "Lenders") reasonably acceptable to us and to you, after consultation with you. We intend to commence syndication efforts promptly, and you agree actively to assist us our syndication efforts. Such assistance shall include (a) your using commercially reasonable efforts to ensure that the syndication efforts benefit materially from the existing banking relationships of the Sponsors and the Borrower, (b) direct contact between senior management and advisors of the Sponsors and the Borrower and the proposed Lenders, (c) assistance in the preparation of a Confidential Information Memorandum and other marketing materials to be used in connection with the syndication and (d) the hosting, with us and senior management of the Borrower, of one or more meetings of prospective Lenders.

         JPMorgan and CGMI, in their capacities as Lead Arrangers, will, after consultation with you, manage all aspects of the syndication, including decisions as to the selection of institutions (each of whom will be reasonably acceptable to you and other than the institutions previously identified by you (the "Disqualified Lenders")) to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate (each of whom will be reasonably acceptable to you and other than the Disqualified Lenders), the allocation of the commitments among the Lenders and the amount and distribution of fees among the Lenders. In their capacities as Lead Arrangers, JPMorgan and CGMI will have no responsibility other than to arrange the syndication as set forth herein and in no event shall be subject to any fiduciary or other implied duties. To assist us in our syndication efforts, you agree promptly to prepare and provide to us all information with respect to Holdings, the Borrower and its subsidiaries, the Transaction and the other transactions contemplated hereby, including all financial information and projections (the "Projections"), as we may reasonably request in connection with the arrangement and syndication of the Senior Bridge Facility. At our request, you agree to assist in the preparation of a version of the information package and presentation consisting exclusively of information and documentation that is either publicly available or not material with respect to the Sponsors, Holdings, the Borrower, their respective affiliates and any of their respective securities for purposes of United States federal and state securities laws. You hereby represent and covenant that (a) all information other than the Projections (the "Information") that has been or will be made available to us by you or any of your representatives, taken as a whole, is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) the Projections that have been or will be made available to us by you or any of your representatives have been or will be prepared in good faith based upon assumptions believed to be reasonable when made; it being understood that actual results may vary materially from the Projections. You understand that in arranging and syndicating the Senior Bridge Facility we may use and rely on the Information and Projections without independent verification thereof.

         Each of JPMorgan and CGMI is pleased to advise you of its agreement to enter into the purchase agreement described in clause (iv) below to each purchase up to 50% of (a) $150,000,000 in New Fixed Rate Notes on the terms set forth in Exhibit B-1, (b) $305,000,000 in New Floating Rate Notes on the terms set forth in Exhibit B-2 and (c) $170,000,000 in New Discount Notes on the terms set forth in Exhibit B-3 (Exhibits B-1, B-2 and B-3 collectively, the "New Notes Term Sheets"; together with the Senior Bridge Facility Term Sheet, the "Term Sheets"), in each case on, or as you and we may agree, before, the 20th business day following the date of the public announcement of the Transaction (such date the "New Notes Commitment Date" and such commitments of JPMorgan and CGMI, the "New Notes Commitment"); provided that the commitments of JPMorgan and CGMI to purchase any New Notes shall be subject to the following conditions, in addition to the conditions in the twelfth paragraph of this Commitment Letter: (i) the conditions set forth in clauses (f) (to the extent relating to the New Notes), (g), (h) and (i) of Exhibit C shall have been satisfied or waived, (ii) JPMorgan and CGMI shall have received, not later than four business days after the date of the public announcement of the Transaction (the "Announcement Date") a complete printed preliminary prospectus or preliminary offering memorandum or preliminary private placement memorandum suitable for use in an offering or sale of such New Notes (the "Preliminary Memo"), which contains, unless otherwise reasonably agreed by JPMorgan and CGMI, all financial statements and other data to be included therein (including all publicly available financial statements and all appropriate pro forma financial statements prepared in accordance U.S. GAAP and prepared in accordance with Regulation S-X promulgated under the Securities Act (which pro forma financial statements and the pro forma adjustments contained therein shall be reasonably satisfactory to JPMorgan and CGMI) and a "Recent Results" section of such Preliminary Memo (which may be incorporated by reference to a public filing by the Borrower on the Business Day following delivery of the Preliminary Memo) that reflects summary financial information of the Borrower for the period ended June 30, 2004, which summary financial information shall include information of the kind usually provided by the Borrower in earnings releases, including, without limitation, "Adjusted EBITDA", (iii) JPMorgan and CGMI shall have been afforded a period (the "Marketing Period") of at least eight but up to sixteen business days following receipt of the material described in clause (ii) to seek to place such New Notes with qualified purchasers thereof, (iv) the indentures relating to the New Notes, the purchase agreement among JPMorgan, CGMI, Holdings or MergerCo, as applicable, and the guarantors, if applicable, relating to the purchase of such New Notes by JPMorgan and CGMI and the registration rights agreement referred to below shall have been executed in substantially the forms previously used by the Borrower in connection with the Borrower's Senior Subordinated Notes due 2014 (the "2014 Notes") (with such modifications as are appropriate to reflect the terms agreed in this Commitment Letter, the Term Sheets and the Fee Letter), shall not have been amended or modified without the prior written consent of JPMorgan and CGMI and shall be in full force and effect, and all conditions precedent thereunder shall have been satisfied or waived (including, without limitation, the conditions relating to the receipt of "10b-5" and other legal opinions and accountant's "comfort" letters), (v) the Transaction Agreement shall have been executed and delivered by the parties thereto on or prior to the date hereof and no provision of the Transaction Agreement shall have been amended or modified in any manner materially adverse to us without the prior written consent of JPMorgan and CGMI and the Transaction Agreements shall be in full force and effect and (vi) to the extent the Closing Date shall not have occurred, the proceeds of such New Notes shall be deposited into one or more escrow accounts (the "Escrow" and the date of such deposit, the "Escrow Funding Date"), together with adequate funds to pay any accrued interest (which may be provided through a letter of credit on terms and conditions reasonably satisfactory to JPMorgan and CGMI), in each case due and payable pending release of such funds which release shall be upon the earlier of (x) January 31, 2005 and (y) the occurrence of each of (A) the completion of the Transaction in accordance in all material respects with the terms and conditions set forth in the Transaction Agreement, together with all such amendments, modifications and waivers that are not, individually or in the aggregate, materially adverse to the holders of the New Notes, (B) the satisfaction of the condition set forth in clause (g) of Exhibit C hereto, (C) you having used commercially reasonable efforts to cause each tranche of the New Notes to continue to be rated by each of Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Group ("S&P"), (D) the guarantees described in clause (k) of Exhibit C being in existence and (E) immediately prior to and after giving effect to the Transaction, there being no event of default under the existing Senior Subordinated Notes of the Borrower due 2011, 2012 and 2014 (the "Existing Notes").

         Each of JPMorgan and CGMI shall have the right to sell, transfer or assign New Notes purchased pursuant to its New Notes Commitment to one or more persons (each of whom will be reasonably acceptable to you and other than the Disqualified Lenders) at any time in accordance with applicable law. Each of JPMorgan and CGMI shall also have the right, on terms that it determines, to syndicate, sell, transfer or assign its New Notes Commitment to one or more persons at any time in accordance with applicable law; provided, that no such syndication, sale, transfer or assignment shall release JPMorgan or CGMI from its obligations hereunder without your prior written consent.

         The registration rights agreement relating to any New Notes purchased hereunder will contain terms that are substantially similar to the registration rights agreement relating to the 2014 Notes, or as are reasonably satisfactory to JPMorgan and CGMI, including, without limitation, that the Borrower or Holdings, as applicable, (i) will file with the Securities and Exchange Commission (the "Commission") (a) a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to a registered exchange offer for any New Notes purchased by JPMorgan or CGMI under its New Notes Commitment, and (b) a shelf registration statement under the Securities Act with respect to any New Notes not eligible to be exchanged for freely tradable New Notes in such registered exchange offer, in each case, within 30 days following the later of (x) receipt of a request made by JPMorgan and CGMI with respect thereto and (y) the Closing Date (such date, the "Filing Date"), and (ii) will use its commercially reasonable efforts to consummate the registered exchange offers referred to above as promptly as practicable, but in any event on or prior to 180 days after the Filing Date and to cause the shelf registration statement to be declared effective under the Securities Act on or prior to 150 days after the Filing Date, and to maintain the effectiveness of the shelf registration statement referred to above for a two-year period, subject to mutually acceptable "black out" periods. Each such registration rights agreement shall also provide for liquidated damages in the amount of $0.192 per week per $1,000 principal amount of New Notes in the event of the failure to comply with certain provisions thereof to be agreed upon by JPMorgan, CGMI and you. The registration rights agreement will contain the "market maker" registration provisions used in prior deals with the Sponsors.

         The interest rates in connection with the New Notes shall be determined by JPMorgan and CGMI in light of the then prevailing market conditions for comparable securities but in no event shall the effective yield (or, in the case of the New Floating Rate Notes, the interest margin) exceed the maximum applicable interest rates (or, in the case of the New Floating Rate Notes, the interest margin) set forth on Exhibit B-1, B-2 or B-3, as applicable. JPMorgan and CGMI shall advise you of such interest rates prior to its purchase of the New Notes. You agree that you will cooperate with JPMorgan and CGMI and provide information reasonably required by JPMorgan and CGMI in connection with the offering or sale of any New Notes purchased by JPMorgan and CGMI. Such cooperation may include, without limitation:

         (a) in the event JPMorgan and CGMI, after consultation with you, elects to sell the New Notes in a registered public offering after a period of 30 days following the Closing Date, (i) promptly preparing a registration statement under the Securities Act relating to such New Notes containing such disclosure as may be required by the Securities Act and other applicable laws and such other disclosure as is customary and appropriate for such a document and (ii) using commercially reasonable efforts to file such registration statement and cause such registration statement to become effective under the Securities Act as soon as practicable thereafter (at the expense of the MergerCo or Holdings, as applicable);

         (b) in the event JPMorgan and CGMI, after consultation with you, elects to sell any New Notes in a Rule 144A offering or other private placement, promptly updating the Preliminary Memo and completing a final revision thereof as required by the Securities Act and other applicable laws for an offering registered under the Securities Act and such other disclosure as is customary and appropriate for such a document; and

         (c) actively assisting in marketing the New Notes, including participation in a customary "high-yield road show" before and after the date the New Notes are purchased by JPMorgan and CGMI with respect to any New Notes purchased by JPMorgan, CGMI or one of their respective affiliates, it being understood that the marketing efforts will be accomplished by a variety of means, including, at MergerCo's or Holdings' expense (with other expenses to be allocated on a customary basis), as applicable, supplementing and updating any offering materials utilized in the initial marketing of the New Notes, providing additional documentation, including legal opinions, comfort letters and certificates, as we may reasonably require and which is customary in securities offerings, and direct contact during the marketing (at times mutually agreed upon) between your senior management on the one hand and the proposed purchasers of the New Notes on the other hand; to assist us in our marketing efforts, you agree that, promptly upon our reasonable request, you will, or will cause your affiliates to, provide to us and our counsel all information reasonably deemed necessary by us and our counsel to successfully update due diligence and sell such New Notes, including, but not limited to, information and projections prepared by you or on your behalf relating to the transactions contemplated hereby and to Holdings', MergerCo's, the Borrower's and their respective subsidiaries' business and operations.

         As consideration for the commitments and agreements of the Commitment Parties hereunder, you agree to cause to be paid the fees described in the Fee Letter dated the date hereof and delivered herewith (the "Fee Letter").

         Each Commitment Party's commitments and agreements hereunder are subject to (a) there not occurring any change, event, fact, development, effect, condition or occurrence that has been or would reasonably be expected to be materially adverse to the condition (financial or otherwise), assets, liabilities, properties, business or results of operations of Holdings, the Borrower and their respective subsidiaries, taken as a whole, other than any change, event, fact, development, effect, condition or occurrence resulting from, or relating to (i) the U.S. economy or financial markets in general,
(ii) the theatrical exhibition industry in general and not specifically relating to (or having a materially disproportionate effect (relative to the effect on other Persons operating in such industry) on) Holdings, the Borrower and their respective subsidiaries, taken as a whole (excluding for purposes of this clause (ii) any change, event, fact, development, effect, condition or occurrence resulting from or relating to a worsening of current conditions due to an act of terrorism in a theatre in North America or in any theatre owned or operated by the Borrower), or (iii) the execution of the Transaction Agreement, the public announcement thereof or any transaction contemplated hereby, (b) such Commitment Party not becoming aware after the date hereof of any information affecting Holdings, the Borrower or the Transaction that in such Commitment Party's judgment is inconsistent in a material and adverse manner with any such information disclosed to such Commitment Party prior to the date hereof, (c) such Commitment Party's satisfaction that prior to and during the offering period for the New Notes, and prior to and during the syndication of the Senior Bridge Facility, there shall be no competing offering, placement or arrangement of any debt securities (other than the Notes) or bank financing by or on behalf of Holdings, the Borrower or any of their respective subsidiaries (and prior to and during the offering period for the New Notes, there shall be no consent solicitation with respect to the Existing Notes except as agreed to by the Commitment Parties), (d) with respect to the Revolving Commitment, the closing of the Revolving Facility on or before January 31, 2005, (e) with respect to the Senior Bridge Facility, the closing of the Senior Bridge Facility on or before the date that is 75 days after the Closing Date, and (f) (x) with respect to the Senior Bridge Facility, the conditions referred to in the Senior Bridge Facility Term Sheet,
(y) with respect to the Revolving Commitment, customary documentary conditions precedent for such an amendment and restatement and the applicable conditions referred to in Exhibit C hereto, and (z) with respect to the New Notes Commitments, the applicable conditions set forth in the fifth preceding paragraph.

         You agree, jointly and severally, (a) to indemnify and hold harmless the Commitment Parties, their affiliates and their respective directors, employees, advisors, and agents (each, an "indemnified person") from and against any and all losses, claims, damages and liabilities to which any such indemnified person may become subject arising out of or in connection with this Commitment Letter, the Credit Facilities or the New Notes or the use of the proceeds of any thereof, the Transaction or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any indemnified person is a party thereto, and to reimburse each indemnified person for any legal or other expenses incurred in connection with investigating or defending any of the foregoing, provided, that the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities or related expenses to the extent they are found by a final judgment of a court to arise from the willful misconduct, gross negligence or bad faith of such indemnified person, and (b) at the Closing Date to reimburse each Commitment Party and its affiliates for all invoiced, reasonable out-of-pocket expenses (including reasonable due diligence expenses, syndication expenses, fees and expenses of consultants hired with your consent, travel expenses, and reasonable fees, charges and disbursements of Weil Gotshal & Manges LLP and necessary local counsel) incurred in connection with the Credit Facilities and the preparation of the documentation therefor (including this Commitment Letter and the definitive financing documentation for the Credit Facilities); provided that the obligations under this clause (b) shall remain in effect in the event the Escrow Funding Date has occurred to the extent such expenses are payable by the Borrower pursuant to the Transaction Agreement. No indemnified person shall be liable for any damages arising from the use by others of Information or other materials obtained through electronic, telecommunications or other information transmission systems or for any special, indirect, consequential or punitive damages in connection with the Credit Facilities except to the extent any such damages are found by a final, non-appealable judgment of a court to arise from the gross negligence or willful misconduct or bad faith of such indemnified person or such indemnified person's affiliates, directors, employees, advisors or agents.

         The Arrangers hereby notify you that pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law October 26,
2001) (the "Patriot Act"), each Lender is required to obtain, verify and record information that identifies the Borrower, which information includes the name, address, tax identification number and other information regarding the Borrower that will allow such Lender to identify the Borrower in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective as to each Lender.

         You acknowledge that each Commitment Party and its affiliates (the term "Commitment Party" as used below in this paragraph being understood to include such affiliates) may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions described herein and otherwise. No Commitment Party will use confidential information obtained from you by virtue of the transactions contemplated hereby or its other relationships with you in connection with the performance by such Commitment Party of services for other companies, and no Commitment Party will furnish any such information to other companies. You also acknowledge that no Commitment Party has any obligation to use in connection with the transactions contemplated hereby, or to furnish to you, confidential information obtained from other companies. You further acknowledge that each of JPMorgan and CGMI (together with their affiliates) is a full service securities firm and JPMorgan and CGMI (together with their affiliates) may from time to time effect transactions, for its own or its affiliates' account or the account of customers, and hold positions in loans, securities or options on loans or securities of the Borrower and its affiliates and of other companies that may be the subject of the transactions contemplated by this Commitment Letter. Notwithstanding any other provision in this Commitment Letter, each of JPMorgan, CNAI, and the Arrangers hereby confirms that neither you nor any of your officers, directors, employees, accountants, attorneys and other advisors shall be limited from disclosing the U.S. tax treatment or U.S. tax structure of the Credit Facilities, the New Notes and the transactions contemplated hereby.

         Each Commitment Party may employ the services of its affiliates in providing certain services hereunder and, in connection with the provision of such services, may exchange with such affiliates information concerning you and the other companies that may be the subject of the transactions contemplated by this Commitment Letter, and, to the extent so employed, such affiliates shall be entitled to the benefits afforded such Commitment Party hereunder.

         This Commitment Letter shall not be assignable by you without the prior written consent of each Commitment Party (and any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and the indemnified persons provided, that you may assign your rights and delegate your obligations hereunder to any of your incorporated affiliates to the extent such affiliate is controlled by one or more of the Sponsors and such affiliate is formed solely in connection with the Transaction, and upon such assignment and delegation, (i) your obligations hereunder shall terminate and
(ii) the assignee shall be bound hereunder. This Commitment Letter may not be amended or waived except by an instrument in writing signed by you and each Commitment Party. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. This Commitment Letter and the Fee Letter and the Sponsor Letter of even date herewith are the only agreements that have been entered into among us with respect to the Credit Facilities and set forth the entire understanding of the parties with respect thereto. This Commitment Letter shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York. EACH PARTY HERETO IRREVOCABLY AGREES TO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS COMMITMENT LETTER OR THE PERFORMANCE OF SERVICES HEREUNDER.

         This Commitment Letter is delivered to you on the understanding that neither this Commitment Letter, the Term Sheets or the Fee Letter nor any of their terms or substance shall be disclosed, directly or indirectly, to any other person (including, without limitation, other potential providers or arrangers of financing) except (a) to your directors, officers, employees, agents, affiliates, counsel and advisors who are directly involved in the consideration of this matter or (b) as may be compelled in a judicial or administrative proceeding or as otherwise required by law (in which case you agree to inform us promptly thereof), provided, that the foregoing restrictions shall cease to apply (except in respect of the Fee Letter and its terms and substance) after this Commitment Letter has been accepted by you.

         The compensation, reimbursement, indemnification and confidentiality provisions contained herein and in the Fee Letter and the provisions relating to the New Notes and any other provision herein or therein which by its terms expressly survives the termination of this Commitment Letter shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or the commitments hereunder; provided, that your obligations under this Commitment Letter (other than (i) provisions relating to titles awarded in connection with the Senior Bridge Facility and assistance to be provided by you in connection with the syndication thereof and the placement of the New Notes and (ii) the confidentiality provisions set forth above) shall automatically terminate and be superseded by the provisions of the definitive documentation relating to the Credit Facilities or the New Notes, as applicable, upon the initial funding thereunder, and you shall automatically be released from all liability in connection therewith at such time.

         If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof and of the Term Sheets and the Fee Letter by returning to us executed counterparts hereof and of the Fee Letter not later than 5:00 p.m., New York City time, on July 22, 2004. This offer will automatically expire at such time if we have not received such executed counterparts in accordance with the preceding sentence.

         We are pleased to have been given the opportunity to assist you in connection with this important financing.

                                             Very truly yours,


                                             J.P. MORGAN SECURITIES INC.


                                             By: /s/ Thomas H. Kozlark
                                                 -----------------------------
                                             Name:
                                             Title:


                                             JPMORGAN CHASE BANK


                                             By: /s/ John Kowalczuk
                                                 -----------------------------
                                             Name:
                                             Title:

                                             CITIGROUP GLOBAL MARKETS INC.


                                             By: /s/ Kevin M. Sisson
                                                 -----------------------------
                                             Name:
                                             Title:


                                             CITICORP NORTH AMERICA, INC.


                                             By: /s/ Kevin M. Sisson
                                                 -----------------------------
                                             Name:
                                             Title:




Accepted and agreed to as of
the date first above written:


MARQUEE HOLDINGS INC.


By: /s/ Matt Lori
    --------------------------
   Name:
   Title:


MARQUEE INC.


By: /s/ Matt Lori
    ---------------------------
   Name:
   Title:

                                                                    Schedule I



                            SOURCES AND USES TABLE


Sources:
            Revolving Loans(1)                                             $0
                                                                           --
            New Fixed Rate Notes                                 $150,000,000
                                                                 ------------
            New Floating Rate Notes                              $305,000,000
                                                                 ------------
            New Discount Notes                                   $170,000,000
                                                                 ------------
            Senior Notes or Senior Bridge Facility(2)                      $0
                                                                           --
            Rollover of Existing Debt(3)                         $746,500,000
                                                                 ------------
            Common Equity                                        $785,400,000
                                                                 ------------

                    Total Sources                              $2,156,900,000
                                                               ==============
Uses:
            Purchase of Common Stock                           $1,665,400,000
                                                               --------------
            Rollover of Existing Debt (net of cash)              $411,500,000
                                                                 ------------
            Payment of Sponsor Management Fee                     $20,000,000
                                                                  -----------
            Payment of Legal, Advisory and Financing Fees         $60,000,000
                                                                  -----------

                    Total Uses                                 $2,156,900,000
                                                               ==============


------------------

1    $175,000,000 availability. Up to $20,000,000 available to fund
     Transaction.

2    $220,000,000 availability.

3    Including the Borrower's Senior Subordinated Notes due 2011, 2012 and
     2014.

                                                                     EXHIBIT A




                                 MARQUEE INC.
                            SENIOR BRIDGE FACILITY
                        Summary of Terms and Conditions
                           ________________________

         Set forth below is a statement of the terms and conditions for the Senior Bridge Facility to be used to finance any put or other repurchase of the Borrower's Senior Subordinated Notes due 2011 (the "2011 Notes") in connection with the Transaction. Capitalized terms used by not defined herein have the meanings given in the Commitment Letter to which this Exhibit A is attached.

Initial Loans:                  The Lenders (as defined below) will make
                                unsecured loans (the "Initial Loans") to the Borrower on the Repurchase Date (as defined below) in an aggregate principal amount not to exceed $220,000,000.

Borrower:                       The Borrower.

Guarantors:                     The Senior Bridge Facility Debt (as defined
                                below) shall be jointly and severally
                                guaranteed by all guarantors of the Revolving
                                Facility other than Holdings on a senior unsecured basis (the "Guarantors").

Administrative Agent:           Citicorp North America, Inc. ("CNAI"; in such
                                capacity, the "Administrative Agent") will act as Administrative Agent for the Lenders holding the Initial Loans from time to time.

Joint Lead Arrangers and
Joint Bookrunners:              J.P. Morgan Securities Inc. ("JPMorgan") and
                                Citigroup Global Markets Inc. ("CGMI";
                                together with JPMorgan in such capacities, the "Arrangers").

Lenders: JPMorgan Chase Bank (or its affiliate), CNAI (or its affiliate) and any other holder of any portion of the Initial Loans or of any commitment to make the Initial Loans are collectively referred to as the "Lenders."

Use of Proceeds:                The proceeds of the Initial Loans will be used
                                to provide funds to finance any repurchase of the 2011 Notes as a result of the Transaction.

Funding: The Initial Loans, if drawn, shall be made on the date of any repurchase or redemption of the 2011 Notes (the "Repurchase Date"), which date shall occur on or prior to the date that is 75 days after the Closing Date (the "Initial Loan Commitment Termination Date"); no Initial Loans shall be drawn on the Closing Date.

Maturity/Exchange:              The Initial Loans will initially mature on the
                                date that is 12 months following the
                                Repurchase Date (the "Initial Loan Maturity
                                Date"), which shall be extended as provided below. If any Initial Loan has not been previously repaid in full on or prior to the Initial Loan Maturity Date, the Lender in respect of such Initial Loan will have the option at any time or from time to time to receive Exchange Notes (the "Exchange Notes";
                                together with the Initial Loans, the "Senior
                                Bridge Facility Debt") in exchange for such Initial Loan having the terms set forth in the term sheet attached hereto as Annex I;
                                provided, that a Lender may not elect to exchange only a portion of its outstanding
                                Initial Loans for Exchange Notes unless such
                                Lender intends at the time of such partial exchange of Initial Loans promptly to sell the Exchange Notes received in such exchange. The maturity of any Initial Loans that are not exchanged for Exchange Notes on the Initial
                                Loan Maturity Date shall automatically be extended to the eighth anniversary of the Escrow Funding Date.

                                The Initial Loans and the Exchange Notes shall be pari passu for all purposes.

Interest:                       The Initial Loans shall accrue interest at the
                                rate set forth on Annex I to the Fee Letter.

                                Interest will be payable in arrears (a) at the end of each fiscal quarter of the Borrower following the Closing Date and on the Initial Loan Maturity Date and (b) for Initial Loans outstanding after the Initial Loan Maturity Date, at the end of each fiscal quarter of the Borrower following the Initial Loan Maturity Date and on the final maturity date.

Mandatory Redemption:           The Borrower will be required to prepay
                                Initial Loans (and, if issued, redeem Exchange
                                Notes (other than Fixed Rate Exchange Notes
                                (as defined below)), to the extent required by the terms of such Exchange Notes) on a pro rata basis, at par plus accrued and unpaid interest from the net proceeds (not required to repay the Revolving Facility) of the sale of any assets outside the ordinary course of business (subject to limited reinvestment rights to be agreed upon), the incurrence of any debt (other than debt permitted under the Revolving Facility, with the exception of the Senior Notes) and the issuance of any equity, in each case subject to exceptions and baskets to be agreed. In addition, after any payments required to be made to repay the Revolving
                                Facility have been paid in full, the Borrower will be required to offer to redeem the Initial Loans and, if issued, the Exchange
                                Notes, upon the occurrence of a change of control (which offer shall be at 101% of the principal amount of such Initial Loans or Exchange Notes, as applicable, plus accrued and unpaid interest).

Optional Prepayment:            The Initial Loans may be prepaid without a
                                penalty or premium, in whole or in part, at the option of the Borrower, at any time upon three days' prior notice, at par plus accrued and unpaid interest.

Documentation:                  Consistent with this term sheet and usual for
                                facilities and transactions of this type with the Sponsors and as may be reasonably agreed by the Arrangers and the Lenders (such documentation, the "Senior Bridge Facility
                                Documentation"; together with the Revolving
                                Credit Documentation, the "Credit
                                Documentation").

Conditions Precedent:           The availability of the Senior Bridge Facility
                                shall be conditioned upon the satisfaction of the conditions set forth in Exhibit C and customary corporate and document delivery requirements (including legal opinions).

Representations and Warranties: Usual for facilities and transactions of this type with the Sponsors and others as
                                reasonably agreed by the Arrangers, the
                                Lenders and the Borrower. To the extent
                                appropriate, such representations and
                                warranties shall be substantially similar to the representations and warranties set forth in the Revolving Credit Documentation.

Covenants:                      Usual for facilities and transactions of this
                                type with the Sponsors and others as may be reasonably agreed by the Arrangers, the Lenders and the Borrower, including, without limitation, restrictions on the incurrence of indebtedness, the payment of dividends, redemption of capital stock and making certain investments, the incurrence of liens, the sale of assets and the sale of subsidiary stock, entering into sale and leaseback transactions, entering into agreements that restrict the payment of dividends by subsidiaries or the repayment of intercompany loans and advances, entering into affiliate transactions, entering into mergers, consolidations and sales of substantially all the assets of the Borrower and its subsidiaries and requirements as to future subsidiary guarantors. Prior to the Initial Loan Maturity Date, the covenants will be more restrictive than those in the Exchange
                                Notes, but shall not include "maintenance" covenants. Following the Initial Loan Maturity
                                Date, the covenants relevant to the Initial
                                Loans will automatically be modified so as to be consistent with the Exchange Notes.

Events of Default:              Usual for facilities and transactions of this
                                type with the Sponsors and others as may be reasonably agreed by the Arrangers, the Lenders and the Borrower. Following the Initial Loan Maturity Date, the events of default relevant to the Initial Loans will automatically be modified so as to be consistent with the Exchange Notes.

Assignment and Participation:   Subject to the prior approval of the
                                Administrative Agent (such approval not to be unreasonably withheld), the Lenders will have the right to assign Initial Loans (which assignments of Initial Loans shall not occur until after the Closing Date) and commitments
                                (other than to Disqualified Lenders) without the consent of the Borrower, subject to the terms of the Commitment Letter to which this Exhibit A is attached. Assignments will be by novation that will release the obligation of the assigning Lender.

                                Subject to the prior approval of the
                                Administrative Agent (such approval not to be unreasonably withheld), the Lenders will have the right to participate their Initial Loans to other financial institutions (other than to Disqualified Lenders) without restriction, other than customary voting limitations. Participants will have the same benefits as the selling Lenders would have (and will be limited to the amount of such benefits) with regard to yield protection and increased costs, subject to customary limitations and restrictions.

Voting: Amendments and waivers of the Senior Bridge Facility Documentation will require the approval of Lenders holding more than 50% of the outstanding Initial Loans, except that (i) the consent of each affected Lender will be required for (a) reductions of principal, interest rates or spread, (b) except as provided under "Maturity/Exchange" above, extensions of the Initial Loan Maturity Date,
                                (c) additional restrictions on the right to exchange Initial Loans for Exchange Notes or any amendment of the rate of such exchange and
                                (d) any amendment to the Exchange Notes that requires (or would, if any Exchange Notes were outstanding, require) the approval of all holders of Exchange Notes and (ii) the consent of 100% of the Lenders shall be required with respect to (a) modifications to any of the voting percentages, (b) modifications to the redemption provisions and (c) release of any significant Guarantors.

Expenses and Indemnification:   The Senior Bridge Facility Documentation shall
                                provide that the Borrower shall pay (a) all reasonable out-of-pocket expenses of the
                                Administrative Agent and the Arrangers
                                associated with the syndication of the Senior
                                Bridge Facility and the preparation,
                                execution, delivery and administration of the Senior Bridge Facility Documentation and any amendment, waiver or modification with respect thereto (including the reasonable fees, disbursements and other charges of Simpson
                                Thacher & Bartlett LLP and necessary local counsel) and (b) all reasonable out-of-pocket expenses of the Administrative Agent and the Lenders (including the fees, disbursements and other charges of Simpson Thacher & Bartlett
                                LLP and necessary local counsel) in connection with the enforcement of the Senior Bridge
                                Facility Documentation.

                                The Administrative Agent, the Arrangers and the Lenders (and their respective affiliates, controlling persons, officers, directors, employees, advisors and agents) will have no liability for, and will be indemnified and held harmless against, any loss, liability, cost or expense incurred in respect of the proposed transactions, including, but not limited to, the financing contemplated hereby or the use or the proposed use of proceeds thereof, except to the extent they are found by a final, non-appealable judgment of a court to arise from the gross negligence, willful misconduct or bad faith of the relevant indemnified person.

Governing Law and Forum:        New York.

Counsel to the Administrative   Simpson Thacher & Bartlett LLP.
Agent and the Arrangers:

                                                          Annex I to Exhibit A


                        Summary of Terms and Conditions
                               of Exchange Notes

         Capitalized terms used but not defined herein have the meanings given in the Summary of Terms and Conditions of the Senior Bridge Facility to which this Annex I is attached.

Issuer: The Borrower will issue Exchange Notes under an indenture that complies with the Trust Indenture Act (the "Indenture"). The Borrower in its capacity as issuer of the Exchange Notes is referred to as the "Issuer."

Guarantors:                     Same as the Initial Loans.

Principal Amount:               The Exchange Notes will be available only in
                                exchange for the Initial Loans on or after the Initial Loan Maturity Date. The principal amount of any Exchange Note will equal 100% of the aggregate principal amount (including any accrued interest not required to be paid in cash) of the Initial Loan for which it is exchanged. In the case of the initial exchange by Lenders, the minimum amount of Initial
                                Loans to be exchanged for Exchange Notes shall equal 10% of the outstanding principal amount of the Initial Loans on the date of such exchange.

Maturity:                       The Exchange Notes will mature on the eighth
                                anniversary of the Escrow Funding Date.

Interest Rate:                  The Exchange Notes shall accrue interest at
                                the rate set forth in Annex I to the Fee
                                Letter.

                                Interest will be payable in arrears at the end of each semi-annual fiscal period.

Mandatory Redemption:           The Issuer will be required to make an offer
                                to redeem the Exchange Notes (other than the Fixed Rate Exchange Notes) (and, if outstanding, prepay the Initial Loans) on a pro rata basis, at par plus accrued and unpaid interest (or, in the case of Fixed Rate
                                Exchange Notes, at par plus accrued and unpaid interest plus any applicable premiums), from the net proceeds (not required to repay the Revolving Facility) of the sale of any assets outside the ordinary course of business
                                (subject to limited reinvestment rights to be agreed upon), the incurrence of any debt
                                (other than debt permitted under the Revolving
                                Facility, with the exception of the New Fixed
                                Rate Notes) or the issuance of any equity (in each case, subject to exceptions and baskets to be agreed). In addition, the Issuer will be required to offer to redeem the Exchange Notes upon the occurrence of a change of control
                                (which offer shall be at 101% of the principal amount of such Exchange Notes, plus accrued and unpaid interest).

Optional Redemption:            Subject to the following sentence, the
                                Exchange Notes will be redeemable at the option of the Issuer, in whole or in part, at any time at par plus accrued and unpaid interest to the redemption date. If any Exchange Note is sold by a Lender to a third party purchaser, such Lender shall have the right to fix the interest rate on such Exchange Note (a "Fixed Rate Exchange Note") at a rate equal to the greater of (a) the then applicable rate of interest or (b) upon the representation of such transferring Lender that a higher rate (such higher rate, the "Transfer Rate") is necessary in order to permit such Lender to transfer such Exchange
                                Note to a third party and receive
                                consideration equal to the principal amount thereof plus all accrued and unpaid interest to the date of such transfer, the Transfer
                                Rate; provided, that such Transfer Rate shall not exceed the maximum interest rate applicable to the Exchange Notes. If such Lender exercises such right, such Exchange
                                Note will be (a) callable for the first three years from the Initial Loan Maturity Date at a make-whole premium based on the Treasury Rate plus 50 basis points and (b) thereafter, callable at par plus accrued interest plus a premium equal to (i) 50% of the coupon in effect on the date of sale of such Exchange
                                Note to a third party purchaser or (ii) if the Transfer Rate was used, 50% of the Transfer
                                Rate, which premium in either case shall decline ratably on each yearly anniversary of the date of such sale to zero two years prior to the maturity of the Exchange Notes, provided that, such call protection shall not apply to any call for redemption issued prior to the sale to such third party purchaser.

Registration Rights:            The Issuer will file within 60 days after the
                                Initial Loan Maturity Date, and will use its commercially reasonable efforts to cause to become effective as soon thereafter as practicable, a shelf registration statement with respect to the Exchange Notes (a "Shelf
                                Registration Statement") and/or a registration statement relating to a Registered Exchange
                                Offer (as described below). If a Shelf
                                Registration Statement is filed, the Issuer will use its commercially reasonable efforts to keep such registration statement effective and available (subject to customary exceptions) until it is no longer needed to permit unrestricted resales of Exchange Notes but in no event longer than two years from the Initial Loan Maturity Date. The registration rights agreement will contain the "market maker" registration provisions used in prior deals with the Sponsors. If within 150 days from the Initial Loan Maturity Date, a Shelf
                                Registration Statement for the Exchange Notes has not been declared effective or the Issuer has not effected an exchange offer (a
                                "Registered Exchange Offer") whereby the
                                Issuer has offered registered notes having terms identical to the Exchange Notes (the
                                "Substitute Notes") in exchange for all
                                outstanding Exchange Notes and Initial Loans
                                (it being understood that a Shelf Registration
                                Statement is required to be made available in respect of Exchange Notes the holders of which could not receive Substitute Notes through the Registered Exchange Offer that, in the opinion of counsel, would be freely saleable by such holders without registration or requirement for delivery of a current prospectus under the Securities Act of 1933, as amended (other than a prospectus delivery requirement imposed on a broker-dealer who is exchanging Exchange Notes acquired for its own account as a result of a market making or other trading activities)), then the Issuer will pay liquidated damages of $0.192 per week per $1,000 principal amount of Exchange Notes and Initial Loans outstanding to holders thereof who are, or would be, unable freely to transfer Exchange Notes from and including the 151st day after the date of the first issuance of Exchange Notes to but excluding the earlier of the effective date of such Shelf Registration Statement or the date of consummation of such Registered Exchange
                                Offer. The Issuer will also pay such
                                liquidated damages for any period of time
                                (subject to customary exceptions) following the effectiveness of a Shelf Registration
                                Statement that such Shelf Registration
                                Statement is not available for resales
                                thereunder. In addition, unless and until the Issuer has consummated the Registered Exchange
                                Offer and, if required, caused the Shelf
                                Registration Statement to become effective, the holders of the Exchange Notes will have the right to "piggy-back" the Exchange Notes in the registration of any debt securities
                                (subject to customary scale-back provisions) that are registered by the Issuer (other than on a Form S-4) unless Exchange Notes and/or
                                Initial Loans will be redeemed or repaid from the proceeds of such securities.

Right to Transfer Exchange
Notes: The holders of the Exchange Notes shall have the absolute and unconditional right to transfer such Exchange Notes in compliance with applicable law to any third parties.

Covenants:                      Substantially similar to and no more
                                restrictive than the covenants in the
                                indentures governing the New Notes.

Events of Default:              Substantially similar to and no more
                                restrictive than the covenants in the
                                indentures governing the New Notes.

Governing Law and Forum:        New York.

                                                                   EXHIBIT B-1



                        Summary of Terms and Conditions
                            of New Fixed Rate Notes

         Capitalized terms used but not defined herein have the meanings given in the Commitment Letter to which this Exhibit B-1 is attached.

Issuer: MergerCo (to become obligations of the Borrower upon the Closing Date) (MergerCo or the Borrower in its capacity as issuer or obligor of the New Fixed Rate Notes, the "Issuer")

Amount: $150,000,000 (subject to reallocation pursuant to the terms of the Fee Letter).

Maturity Date:                  Eighth anniversary of the Escrow Funding Date.

Interest Payment Dates:         Semi-annual paid in arrears.

Issue Price:                    100%.

Indicative Rate:                As set forth in Annex I to the Fee Letter.

Maximum Interest Rate:          As set forth in Annex I to the Fee Letter.

Guarantees:                     The obligations of the Issuer in respect of
                                the New Fixed Rate Notes will be
                                unconditionally and irrevocably guaranteed on a senior unsecured basis by each entity that guarantees the Revolving Facility other than Holdings.

Escrow: The gross proceeds of the New Fixed Rate Notes shall be placed in escrow, together with such additional amounts (to be provided through a letter of credit with terms and conditions reasonably satisfactory to JPMorgan and CGMI) as may be necessary to assure that, upon any release of such proceeds and the earnings thereon from such escrow on the date set forth below for use in an "escrow redemption" of the New Fixed Rate Notes at par on such date, there are sufficient amounts to so redeem the New Fixed Rate Notes and pay accrued interest thereon. To the extent the proceeds of the New Notes shall have been deposited into the Escrow, JPMorgan and CGMI shall cause the Escrow Agent to release any funds in Escrow on the earlier of (x) January 31, 2005 and (y) completion of the Transaction, subject to the conditions set forth with respect to such release in the Commitment Letter.

Optional Redemption:            Non-callable for 4 years, then callable at par
                                plus accrued and unpaid interest, if any plus a premium equal to 50% of the coupon on the New Fixed Rate Notes, which premium shall decline ratably on each yearly anniversary of the date of such sale to zero two years prior to the maturity of the New Fixed Rate Notes.

Sinking Fund:                   None.

Optional Redemption Upon
Equity Offerings:               The Issuer may redeem up to 35% of the New
                                Fixed Rate Notes on or prior to the date 3 years from the date of issuance at a percentage of the principal amount equal to 100% plus a premium equal to the coupon together with accrued and unpaid interest, if any, to the redemption date, with the net proceeds of one or more equity offerings, provided that at least 65% of the New Fixed
                                Rate Notes originally issued remains
                                outstanding immediately thereafter.

Change of Control:              In the event of a change in control, each
                                holder of New Fixed Rate Notes may require the Issuer to repurchase such holder's New Fixed
                                Rate Notes at 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the repurchase date. The change of control provisions shall conform to those applicable to the Borrower's Senior
                                Subordinated Notes due 2014 (the "2014
                                Notes"), except that the Sponsors shall be treated as "Permitted Holders" on a basis identical to Apollo.

Ranking: The New Fixed Rate Notes will be senior unsecured obligations of the Issuer ranking pari passu with all other present and future senior unsecured obligations of the Issuer and senior to all present and future subordinated obligations of the Issuer.

Covenants:                      The New Fixed Rate Notes will include
                                covenants identical to those applicable to the 2014 Notes, with only those changes necessary to reflect the senior nature of the New Fixed
                                Rate Notes (including, without limitation, a lien covenant typical of high yield senior notes offerings).

                                All covenant calculations under the related indenture shall be calculated in a manner consistent with such calculations applicable to the 2014 Notes.

Mandatory Redemption:           None.

Events of Default:              The New Fixed Rate Notes will include events
                                of default identical to those applicable to the 2014 Notes, with such changes as may be agreed.

Governing Law:                  New York.

                                                                   EXHIBIT B-2



                        Summary of Terms and Conditions
                          of New Floating Rate Notes

         Capitalized terms used but not defined herein have the meanings given in the Commitment Letter to which this Exhibit B-2 is attached.

Issuer: MergerCo (to become obligations of the Borrower upon the Closing Date) (MergerCo or the Borrower in its capacity as issuer or obligor of the New Floating Rate Notes, the "Issuer")

Amount: $305,000,000 (subject to reallocation pursuant to the Fee Letter).

Maturity Date:                  Seventh anniversary of the Escrow Funding
                                Date.

Interest Payment Dates:         Quarterly paid in arrears.

Issue Price:                    100%.

Indicative Rate:                As set forth in Annex I to the Fee Letter.

Maximum Interest Rate:          As set forth in Annex I to the Fee Letter.

Guarantees:                     The obligations of the Issuer in respect of
                                the New Floating Rate Notes will be
                                unconditionally and irrevocably guaranteed on a senior unsecured basis by each entity that guarantees the Revolving Facility other than Holdings.

Escrow: The gross proceeds of the New Floating Rate Notes shall be placed in escrow, together with such additional amounts (to be provided through a letter of credit with terms and conditions reasonably satisfactory to JPMorgan and CGMI) as may be necessary to assure that, upon any release of such proceeds and the earnings thereon from such escrow on the date set forth below for use in an "escrow redemption" of the New Floating Rate Notes at par on such date, there are sufficient amounts to so redeem the New Floating Rate Notes and pay accrued interest thereon. To the extent the proceeds of the New Notes shall have been deposited into the Escrow, JPMorgan and CGMI shall cause the Escrow Agent to release any funds in Escrow on the earlier of (x) January 31, 2005 and (y) completion of the Transaction, subject to the conditions set forth with respect to such release in the Commitment Letter.

Optional Redemption:            Non-callable for 2 years, then callable at
                                102% for the third year, 101% for the fourth year and 100% thereafter, in each case together with accrued and unpaid interest, if any, to the repurchase date.

Sinking Fund:                   None.

Optional Redemption Upon
Equity Offerings:               The Issuer may redeem up to 35% of the New
                                Floating Rate Notes on or prior to the date two years from the date of issuance at a percentage of the principal amount equal to 100% plus the then applicable coupon together with accrued and unpaid interest, if any, to the redemption date, with the net proceeds of one or more equity offerings, provided that at least 65% of the New Floating Rate Notes originally issued remains outstanding immediately thereafter.

Change of Control:              In the event of a change in control, each
                                holder of New Floating Rate Notes may require the Issuer to repurchase such holder's New
                                Floating Rate Notes at 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the repurchase date. The change of control provisions shall conform to those applicable to the Borrower's
                                Senior Subordinated Notes due 2014 (the "2014
                                Notes"), except that the Sponsors shall be treated as "Permitted Holders" on a basis identical to Apollo.

Ranking: The New Floating Rate Notes will be senior unsecured obligations of the Issuer ranking pari passu with all other present and future senior unsecured obligations of the Issuer and senior to all present and future subordinated obligations of the Issuer.

Covenants:                      The New Floating Rate Notes will include
                                covenants identical to those applicable to the 2014 Notes, with only those changes necessary to reflect the senior unsecured nature of the New Floating Rate Notes (including, without limitation, a lien covenant typical of high yield senior notes offerings).

                                All covenant calculations under the related indenture shall be calculated in a manner consistent with such calculations applicable to the 2014 Notes.

Mandatory Redemption:           None.

Events of Default:              The New Floating Rate Notes will include
                                events of default identical to those
                                applicable to the 2014 Notes, with such
                                changes as may be agreed.

Governing Law:                  New York.

                                                                   EXHIBIT B-3


                        Summary of Terms and Conditions
                             of New Discount Notes

         Capitalized terms used but not defined herein have the meanings given in the Commitment Letter to which this Exhibit B-3 is attached.

Issuer: Holdings (in its capacity as issuer or obligor of the New Discount Notes, the "Issuer")

Gross Proceeds:                 $170,000,000.

Maturity Date:                  Tenth anniversary of the Escrow Funding Date.

Interest Payment / Accretion:   The New Discount Notes will accrete in value
                                on a daily basis for the first five years
                                (compounding on a semi-annual basis) and thereafter, interest will be payable in cash semi-annually in arrears.(4)

Issue Price:                    Reflective of the Gross Proceeds set forth
                                above.

Indicative Rate:                As set forth in Annex I to the Fee Letter.


----------------

4 The New Discount Notes will be marketed on a basis where the New Discount Notes will accrete in value on a daily basis for up to five years (compounding on a semi-annual basis). Upon the later to occur of the Issuer commencing cash interest payments and the end of the first five years, interest will be payable in cash semi-annually in arrears.



Maximum Interest / Accretion
Rate:                           As set forth in Annex I to the Fee Letter.

Escrow: The gross proceeds of the New Discount Notes shall be placed in escrow, together with such additional amounts (to be provided through a letter of credit with terms and conditions reasonably satisfactory to JPMorgan and CGMI) as may be necessary to assure that, upon any release of such proceeds and the earnings thereon from such escrow on the date set forth below for use in an "escrow redemption" of the New Discount Notes at the accreted value thereof on such date, there are sufficient amounts to so redeem the New Discount Notes and pay accrued interest thereon. To the extent the proceeds of the New Notes shall have been deposited into the Escrow, JPMorgan and CGMI shall cause the Escrow Agent to release any funds in Escrow on the earlier of
                                (x) January 31, 2005 and (y) completion of the Transaction, subject to the conditions set forth with respect to such release in the Commitment Letter.

Optional Redemption:            Non-callable for 5 years, then callable at par
                                plus accrued and unpaid interest, if any, plus a premium equal to 50% of the coupon on the New Discount Notes, which premium shall decline ratably on each yearly anniversary of the date of such sale to zero two years prior to the maturity of the New Discount Notes.

Sinking Fund:                   None.

Optional Redemption Upon
Equity Offerings:               The Issuer may redeem up to 35% of the New
                                Discount Notes on or prior to the date 3 years from the date of issuance at a percentage of the accreted value equal to the sum of 100% plus the interest/accretion rate on the New
                                Discount Notes together with, without
                                duplication, accrued and unpaid interest, if any, to the redemption date, with the net proceeds of one or more equity offerings, provided that at least 65% of the New Discount
                                Notes originally issued remains outstanding immediately thereafter.

Change of Control:              In the event of a change in control, each
                                holder of New Discount Notes may require the Issuer to repurchase such holder's New
                                Discount Notes at 101% of the accreted value thereof, together with accrued and unpaid interest, if any, to the repurchase date. The change of control provisions shall conform to those applicable to the Borrower's Senior
                                Subordinated Notes due 2014 (the "2014
                                Notes"), except that the Sponsors shall be treated as "Permitted Holders" on a basis identical to Apollo.

Ranking: The New Discount Notes will be senior unsecured obligations of the Issuer ranking pari passu with all other present and future senior unsecured obligations of the Issuer and senior to all present and future subordinated obligations of the Issuer.

Covenants:                      The New Discount Notes will include covenants
                                customary for securities of this type and no more restrictive than those applicable to the Borrower's 2014 Notes, with revisions consistent with the New Fixed Rate Notes and New Floating Rate Notes.

                                All covenant calculations under the related indenture shall be calculated in a manner consistent with such calculations applicable to the 2014 Notes.

Mandatory Redemption:           None.

Events of Default:              The New Discount Notes will include events of
                                default customary for securities of this type and no more restrictive than those applicable to the 2014 Notes.

Governing Law:                  New York.

                                                                       ANNEX A



         The availability of each of the Credit Facilities, in addition to the conditions set forth in Exhibits A and B, shall be subject to the satisfaction of the following conditions. Capitalized terms used but not defined herein have the meanings given in said Exhibits.

         (a) (i) As a condition to the availability of the Revolving Commitment, each Loan Party shall have executed and delivered Revolving Credit Documentation consistent with the terms hereof and otherwise in a form reasonably satisfactory to JPMorgan Chase Bank and (ii) as a condition to the funding of the Senior Bridge Facility, each Loan Party shall have executed and delivered Senior Bridge Facility Documentation consistent with the terms hereof and otherwise in a form reasonably satisfactory to the Lenders.

         (b) (i) The Loan Parties shall have executed and delivered definitive documentation with respect to the New Notes consistent with the terms hereof and otherwise in a form reasonably satisfactory to JPMorgan and CGMI and all conditions to the release from escrow of the proceeds thereof shall have been satisfied or waived and (ii) all conditions to the initial borrowings under the Senior Bridge Facility Documentation shall have been satisfied or waived.

         (c) (i) Holdings and the Borrower shall have been capitalized in substantially the same manner described in the Commitment Letter to which this Exhibit C is attached and (ii) (A) as a condition to the availability of the Revolving Facility and the Senior Bridge Facility, Holdings shall have received at least $170,000,000 in gross cash proceeds from the issuance and sale of the New Discount Notes (which proceeds shall have been released from Escrow) and (B) as a condition to the availability of the Revolving Facility and Senior Bridge Facility, the Borrower shall have received $455,000,000 in gross cash proceeds from the issuance and sale of the New Fixed Rate Notes and the New Floating Rate Notes (which proceeds shall have been released from Escrow).

         (d) The Transaction shall have been consummated in accordance with applicable law. The respective amounts of the sources and uses for the Transaction shall be consistent with the Table. No provision of the Transaction Agreement and related documentation shall have been waived, amended, supplemented or otherwise modified in any material respect without approval of the Lenders (except if such waiver, amendment, supplement or other modification could not reasonably be expected to be materially adverse to the interests of the Lenders). After giving effect to the Transaction, Holdings and the Borrower shall have no material indebtedness other than the Credit Facilities, the Notes, the existing Senior Subordinated Notes of the Borrower due 2011, 2012 and 2014 (the "Existing Notes") and capital lease obligations of approximately $60,000,000 in the aggregate.

         (e) The Lenders, the Administrative Agent and the Arrangers shall have received all fees required to be paid, and all expenses required to be paid for which invoices have been presented, on or before the Closing Date.

         (f) All governmental approvals and the shareholder approvals necessary in connection with completing the Transaction and the financing thereof shall have been obtained and shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority that would restrain, prevent or materially delay the performance by Holdings or the Borrower of its obligations in respect of the Transaction or the financing thereof. Except as disclosed in disclosure schedules to the Transaction Agreement, there shall be no action, suit, investigation or proceeding pending against, or to the knowledge of Holdings or the Borrower threatened against or affecting, Holdings, the Borrower or any of their respective subsidiaries or any of their respective properties or any of their respective officers or directors, or for which Holdings, the Borrower or any of their respective subsidiaries is obligated to indemnify a third party, that presently or in the future may be before any court or arbitrator or any governmental body, agency or official except as would not, individually or in the aggregate, reasonably be expected to (i) have a material adverse effect on the condition (financial or otherwise), assets, liabilities, properties, business or results of operations of Holdings, the Borrower and their respective subsidiaries, taken as a whole, other than any effect resulting from, or relating to (A) the U.S. economy or financial markets in general, (B) the theatrical exhibition industry in general and not specifically relating to (or having a materially disproportionate effect (relative to the effect on other persons operating in such industry) on) Holdings, the Borrower and their respective subsidiaries, taken as a whole (excluding for purposes of this clause (B) any change, event, fact, development, effect, condition or occurrence resulting from or relating to a worsening of current conditions due to an act of terrorism in a theatre in North America or in any theatre owned or operated by the Borrower) or (C) the execution of the Transaction Agreement, the public announcement thereof or any transaction contemplated hereby, or (ii) prevent or materially delay performance by Holdings or the Borrower of its obligations in respect of the Transaction, the financing thereof or any of the transactions contemplated hereby. There is no judgment, decree, injunction, rule, writ or order of any governmental entity or arbitrator outstanding against Holdings, the Borrower or any of their respective subsidiaries which would, individually or in the aggregate, reasonably be expected to (x) have a material adverse effect on the condition (financial or otherwise), assets, liabilities, properties, business or results of operations of Holdings, the Borrower and their respective subsidiaries, taken as a whole, other than any effect resulting from, or relating to (A) the U.S. economy or financial markets in general, (B) the theatrical exhibition industry in general and not specifically relating to (or having a materially disproportionate effect (relative to the effect on other persons operating in such industry) on) Holdings, the Borrower and their respective subsidiaries, taken as a whole (excluding for purposes of this clause (B) any change, event, fact, development, effect, condition or occurrence resulting from or relating to a worsening of current conditions due to an act of terrorism in a theatre in North America or in any theatre owned or operated by the Borrower) or (C) the execution of the Transaction Agreement, the public announcement thereof or any transaction contemplated hereby, or (y) prevent or materially delay the performance by Holdings or the Borrower of its obligations in respect of the Transaction, the financing thereof or any of the transactions contemplated hereby. There shall not exist any default under any material debt agreements of the Borrower.

         (g) The Borrower shall have satisfied its obligations to file reports in a timely manner under the Securities Exchange Act of 1934, as amended.

         (h) The Lenders shall have received a pro forma consolidated balance sheet of Holdings and its subsidiaries as at the date of the most recent consolidated balance sheet made available via the Securities and Exchange Commission's EDGAR system pursuant to the preceding paragraph and a pro forma statement of operations for the most recent fiscal year and interim period and for the 12-month period ending on the last day of such interim period, in each case adjusted to give effect to the consummation of the Transactions and the financings contemplated hereby as if such transactions, with respect to the pro forma balance sheet, had occurred on such date or with respect to the pro forma statements of operations, had occurred on the first day of the applicable period, prepared in accordance with Regulation S-X and consistent in all material respects with the Table and the forecasts previously provided to the Lenders.

         (i) The pro forma ratio of total debt of Holdings and its consolidated subsidiaries to EBITDA (as defined in the Existing Credit Agreement and otherwise satisfactory to the Administrative Agent and the Arrangers) of the Borrower shall not exceed 5.25 to
         1.00 (calculated using pro forma balance sheet data as of June 30, 2004 and the pro forma statement of operations data for the 12-month period ending on June 30, 2004), and the Borrower shall provide support for such calculation of a nature that is satisfactory to the Administrative Agent and the Arrangers. An adjustment to EBITDA shall be calculated in a manner which does not reflect a deduction for any fees or expenses relating to the Transaction to the extent deducted from net income.

         (j) As a condition to the availability of the Senior Bridge Facility, you shall have used commercially reasonable efforts to cause the Senior Bridge Facility to be rated by both Moody's Investors Service, Inc. and Standard & Poor's Ratings Group.

         (k) Each entity that guarantees the Revolving Facility (other than Holdings) shall have entered into guarantees of the obligations of the Borrower under the Existing Notes, with the obligations under such guarantees to be subordinated to the same extent as the obligations of the Borrower under the Existing Notes.